Exhibit 10.1

PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT

This Performance Restricted Stock Unit Award Agreement (“Agreement”) is entered into effective as of [*] (the “Grant Date”), by and between Renewable Energy Group, Inc., a Delaware corporation (the “Company”), and EMPLOYEE NAME (“Employee”), pursuant to the Renewable Energy Group, Inc. Amended and Restated 2009 Stock Incentive Plan (the “Plan”). Employee and the Company agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

1.Award. In consideration of Employee’s continued services as an Employee, the Company hereby grants to Employee XXX Performance Restricted Stock Units. Performance Restricted Stock Units are notational units of measurement denominated in shares of common stock of Renewable Energy Group, Inc., $.0001 par value (“Common Stock”). Each Performance Restricted Stock Unit represents a hypothetical share of Common Stock, subject to the conditions and restrictions on transferability set forth below and in the Plan. The Performance Restricted Stock Units will be credited to Employee in an unfunded bookkeeping account established for Employee.

2.	Vesting of Performance Restricted Stock Units.

(a)Performance Criteria for Vesting. Unless earlier vested under subsection (b) below, or forfeited pursuant to this Agreement, the Performance Restricted Stock Units shall vest upon satisfaction of the performance criteria outlined in this Section 2(a). Depending on the timing of the attainment of the performance conditions, as described in (i) and (ii) below, vested awards may be subject to delayed settlement or the shares issued upon settlement may be subject to sales restrictions. At settlement, each Performance Restricted Stock Unit shall be converted into the right to receive one share of Common Stock on the date or dates specified in this Section 2(a).

(i)
If the volume weighted average trading price of a share of Common Stock over any period of twenty (20) consecutive trading days that begins during the three year period commencing on the Grant Date (each such period of trading days referred to herein as a “Trading Period”) is equal to or greater than $11.74, then fifty percent (50%) of the Performance Restricted Stock Units granted under this Agreement shall vest as of the last day of such Trading Period. Each Performance Restricted Stock Unit that vests pursuant to this Section 2(a)(i) shall be converted into the right to receive one share of Common Stock to be delivered on or as soon as practicable (but no later than thirty (30) days) after the later of (A) the last day of such Trading Period or (B) the first (1st) anniversary of the Grant Date. Notwithstanding the above, if vesting under this Section 2(a)(i) occurs on or before December 31st of the calendar year in which the Performance Restricted Stock Units are granted, settlement of the vested units will occur no later than March 15th of the following calendar year.

(ii)If the volume weighted average trading price of a share of Common Stock over any Trading Period is equal to or greater than $13.50, then the remaining fifty percent (50%) of the Performance Restricted Stock Units granted under this Agreement that have not already vested pursuant to Section 2(a)(i) above shall vest as of the last day of such Trading Period. Each Performance Restricted Stock Unit that vests pursuant to this Section 2(a)(ii) shall be converted into the right to receive one share of Common Stock to be delivered on or as soon as practicable (but no later than sixty (60) days) after the earlier of (A) the third (3rd) anniversary of the Grant Date or (B) Employee’s separation from service (as defined under Section 409A of the Code).

(b)	Accelerated Vesting of Performance Restricted Stock Units.

(i)
Death, Disability or Approved Retirement. The Performance Restricted Stock Units are not subject to accelerated vesting upon termination of employment or service by reason of death, Disability or Approved Retirement.

(ii)	Change of Control. The Performance Restricted Stock Units may be subject to accelerated vesting and settlement in connection with a Change of Control to the extent provided in Section 10 of the Plan.

3.	Forfeitures of Performance Restricted Stock Units.

(a)Termination of Employment or Service. Except as may be provided under Section 2(b)(ii), upon termination of employment or service for any reason, Employee shall immediately forfeit all Performance Restricted Stock Units that have not vested on or prior to the date of such termination, without the payment of any consideration or further consideration by the Company. In addition, if Employee is terminated for Cause, Employee shall immediately forfeit any right to receive shares of Common Stock that have not yet been delivered to Employee in respect of previously vested Performance Restricted Stock Units, without the payment of any consideration or further consideration by the Company. Upon forfeiture, neither Employee nor any successors, heirs, assigns, or legal representatives of Employee shall thereafter have any further rights or interest in the forfeited Performance Restricted Stock Units or shares of Common Stock.

(b)Failure to Satisfy Performance Criteria. Any Performance Restricted Stock Units that have not vested on or prior to the twentieth (20th) trading day following the third (3rd) anniversary of the Grant Date pursuant to Section 2 shall be immediately forfeited on that date, without the payment of any consideration or further consideration by the Company. Upon forfeiture, neither Employee nor any successors, heirs, assigns, or legal representatives of Employee shall thereafter have any further rights or interest in the forfeited Performance Restricted Stock Units.

4.	Restrictions on Transfer Before Vesting.

(a)Absent prior written consent of the Compensation Committee, the Performance Restricted Stock Units granted hereunder to Employee may not be sold, assigned, transferred, pledged or otherwise encumbered, whether voluntarily or involuntarily, by operation of law or otherwise, from the Grant Date until such Performance Restricted Stock Units have become vested and shares of Common Stock issued in conjunction with such vesting.

(b)Consistent with the foregoing, except as contemplated by Section 9, no right or benefit under this Agreement shall be subject to transfer, anticipation, alienation, sale, assignment, pledge, encumbrance or charge, whether voluntary, involuntary, by operation of law or otherwise, and any attempt to transfer, anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If Employee or his Beneficiary (as defined in Section 9 hereunder) shall attempt to transfer, anticipate, alienate, assign, sell, pledge, encumber or charge any right or benefit hereunder, other than as contemplated by Section 9, or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration, or any other form of process or involuntary lien or seizure, then such attempt shall have no effect and shall be void.

5.Rights as a Stockholder. Employee will have no rights as a stockholder with regard to the Performance Restricted Stock Units unless and until the Performance Restricted Stock Units vest and shares of Common Stock are issued in settlement thereof. Prior to such time, if the Company pays ordinary cash dividends on the Company’s outstanding shares of Common Stock, dividend equivalents shall be credited to the account of Employee equal to the amount of dividends that would have been payable had the corresponding Performance Restricted Stock Units been outstanding shares of Common Stock. Such dividend equivalents shall be converted into additional Performance Restricted Stock Units based on the Fair Market Value of the Common Stock on the dividend payment date, which additional units shall vest and be settled in the form of shares of Common stock, or shall be forfeited, in the same manner and at the same time or times as the underlying Performance Restricted Stock Units to which they relate.

6.Taxes. To the extent that the vesting of the Performance Restricted Stock Units or the receipt of Common Stock or dividend equivalents results in a requirement to withhold taxes for federal or state tax purposes, Employee shall deliver to the Company at the time of such vesting or receipt, as the case may be, such amount of money as the Company may require, or make other adequate arrangements satisfactory to the Company, at its discretion, to meet the Company’s obligations under applicable tax withholding laws or regulations. Employee also authorizes the Company to satisfy all tax withholding obligations of the Company from his or her wages or other cash compensation payable to Employee by the Company. Subject to the following sentence, the Company, in its sole discretion, may also provide for the withholding of applicable taxes from the proceeds of the sale of shares acquired upon vesting of the Performance Restricted Stock Units, either through a voluntary sale or through a mandatory sale arranged by the Company (on Employee’s behalf pursuant to this authorization). Notwithstanding the foregoing, if requested by Employee, and if the Board consents, the Company shall withhold shares of Common Stock that would otherwise be issued upon vesting of the Performance Restricted Stock Units to cover applicable withholding taxes, equal to the greatest number of whole shares having a Fair Market Value on the date immediately preceding the date on which the applicable tax liability is determined not in excess of the maximum amount that would be permitted in order for the Performance Restricted Stock Units to be accounted for as equity awards under Accounting Standards Codification (ASC) Topic 718. The Company may refuse to issue or deliver the shares of Common Stock unless all withholding taxes that may be due as a result of this award have been paid.

7.Changes in Capital Structure. If the outstanding shares of Common Stock or other securities of the Company, or both, shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, or recapitalization, the number and kind of Performance Restricted Stock Units shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares.

8.Compliance With Securities Laws. The Company will not be required to deliver any shares of Common Stock pursuant to this Agreement if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations. Prior to the issuance of any shares pursuant to this Agreement, the Company may require that Employee (or Employee’s legal representative upon Employee’s death or disability) enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement.

9.Assignment. The Performance Restricted Stock Units are not transferable (either voluntarily or involuntarily), other than pursuant to a domestic relations order. Employee may designate a beneficiary or beneficiaries (the “Beneficiary”) to whom the Performance Restricted Stock Units will pass upon Employee’s death and may change such designation from time to time by filing a written designation of Beneficiary on such form as may be prescribed by the Company; provided that no such designation shall be effective until filed with the Company. Employee may change his Beneficiary without the consent of any prior Beneficiary by filing a new designation with the Company; provided that no such designation shall be effective prior to receipt by the Company. Following Employee’s death, the Performance Restricted Stock Units will pass to the designated Beneficiary and such person will be deemed Employee for purposes of any applicable provisions of this Agreement. If no such designation is made or if the designated Beneficiary does not survive Employee’s death, the Performance Restricted Stock Units shall pass by will or, if none, then by the laws of descent and distribution.

10.Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by Employee, the Company and their respective permitted successors or assigns (including personal representatives, heirs and legatees), except that Employee may not assign any rights or obligations under this Agreement except to the extent, and in the manner, expressly permitted herein.

11.	Limitation of Rights. Nothing in this Agreement or the Plan may be construed to:

(a)give Employee any right to be awarded any further Performance Restricted Stock Units (or other form of stock incentive awards) other than in the sole discretion of the Committee;

(b)give Employee or any other person any interest in any fund or in any specified asset or assets of the Company or affiliate thereof (other than the Performance Restricted Stock Units and applicable Common Stock following the vesting of such Performance Restricted Stock Units); or

(c)confer upon Employee the right to continue in the service of the Company or affiliate thereof as Employee.

12.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa, without reference to principles of conflict of laws.

13.Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

14.No Waiver. The failure of Employee or the Company to insist upon strict compliance with any provision of this Agreement or the failure to assert any right Employee or the Company may have under this Agreement shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

15.Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the Plan. Certain other terms used herein have definitions given to them in the first place in which they are used.

16.	Section 409A.

To the fullest extent applicable, this Agreement and the benefits payable hereunder are intended to be exempt from the definition of “nonqualified deferred compensation” under
Section 409A of the Code in accordance with the “short-term deferral” exception available under the regulations promulgated under Section 409A. In that regard, whenever possible under the terms of this Agreement, Common Stock shall be issued to Employee no later than March 15 following the calendar year in which Employee’s right to receive the Common Stock pursuant to this Agreement is no longer subject to a substantial risk of forfeiture within the meaning of Section 409A and the regulations thereunder. To the extent that any such benefit is or becomes subject to Section 409A due to a failure to qualify for an exemption from the definition of nonqualified deferred compensation in accordance with such regulations, this Agreement is intended to comply with the applicable requirements of Section 409A with respect to such benefits. This Agreement shall be interpreted and administered to the extent possible in a manner consistent with the foregoing statement of intent, and any ambiguity as to its compliance with Section 409A will be read in such a manner so that all payments hereunder comply with Section 409A of the Code.

17.	Entire Agreement.

(a)Employee hereby acknowledges that he has received, reviewed and accepted the terms and conditions applicable to this Agreement. Employee hereby accepts such terms and conditions, subject to the provisions of the Plan and administrative interpretations thereof. Employee further agrees that the provisions of this Agreement, together with the Plan, constitute the entire and complete understanding and agreement between the parties with respect to the subject matter hereof, and supersede all prior and contemporaneous oral and written agreements, term sheets, representations and understandings of the parties, which are hereby terminated.

(b)Employee hereby acknowledges that he is to consult with and rely upon only Employee’s own tax legal and financial advisors regarding the consequences and risks of this Agreement and the award of Performance Restricted Stock Units.
(c)This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

18.Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same original.

IN WITNESS WHEREOF, Renewable Energy Group, Inc. has caused this Agreement to be duly executed by one of its officers thereunto duly authorized, which execution may be facsimile, engraved or printed, which shall be deemed an original, and Employee has executed this Agreement, effective as of the day and year first above written.

RENEWABLE ENERGY GROUP, INC.

Company Officer Signature

Company Officer Printed Name

Company Officer Title

EMPLOYEE SIGNATURE
[Name of Employee]